UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

6650 S. El Camino Road Las Vegas, Nevada 89118

(Address of registrant’s principal executive office)

(702) 897-7150

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD disclosure.

On March 17, 2017, Scientific Games Corporation issued a press release announcing that it has completed the redemption of all $250 million aggregate principal amount of its outstanding 8.125% senior subordinated notes due 2018 (the “2018 Notes”) at a redemption price equal to 100% of the principal amount of the 2018 Notes, plus accrued and unpaid interest to but not including the redemption date. A copy of the press release announcing the completion of the redemption is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained under Item 7.01 in this Report, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed "filed" for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Scientific Games Corporation, dated March 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri Title: Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Date: March 17, 2017

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Scientific Games Corporation, dated March 17, 2017.